                                                                    Exhibit 12.1

                         Homestead Village Incorporated
               Computation of Ratio of Earnings to Fixed Charges
                         (Dollar amounts in thousands)

                                                                                           Six Months
                                                       Year Ended December 31,           Ended June 30,
--------------------------------------------------------------------------------------------------------
                                               1993    1994    1995    1996     1997     1997     1998
                                               -----  ------  ------  -------  -------  -------  -------
Earnings                                       $ 409  $  974  $2,851  $ 3,082  $ 5,771  $ 3,618  $ 5,062
Add: Interest expense                            255   1,409   2,958    5,971    2,190        0    7,119
                                               -----  ------  ------  -------  -------  -------  -------
Earnings as adjusted                             664   2,383   5,809    9,053    7,961    3,618   12,181
                                               -----  ------  ------  -------  -------  -------  -------
Fixed charges:
    Interest expense                             255   1,409   2,958    5,971    2,190        0    7,119
    Capitalized interest                         427   1,039   2,143    4,365   69,747   52,450   13,697
                                               -----  ------  ------  -------  -------  -------  -------
          Total fixed charges                  $ 682  $2,448  $5,101  $10,336  $71,937  $52,450  $20,816
                                               -----  ------  ------  -------  -------  -------  -------
Ratio of earnings to fixed
 charges (and ratio of earnings
 to fixed charges and preferred
 stock dividends)                               0.97    0.97    1.14     0.88     0.11     0.07     0.59
                                               -----  ------  ------  -------  -------  -------  -------

           Computation of Ratio of Earnings to Adjusted Fixed Charges
                         (Dollar amounts in thousands)

                                                                                           Six Months
                                                       Year Ended December 31,           Ended June 30,
--------------------------------------------------------------------------------------------------------
                                               1993    1994    1995    1996     1997     1997     1998
                                               -----  ------  ------  -------  -------  -------  -------
Earnings as adjusted                           $ 664  $2,383  $5,809  $ 9,053  $ 7,961  $ 3,618  $12,181
                                               -----  ------  ------  -------  -------  -------  -------
Adjusted fixed charges:
    Interest expense                             255   1,409   2,958    5,971    2,190        0    7,119
    Capitalized interest                         427   1,039   2,143    4,365   69,747   52,450   13,697
                                               -----  ------  ------  -------  -------  -------  -------
        Total fixed charges                    $ 682  $2,448  $5,101  $10,336  $71,937  $52,450  $20,816
                                               -----  ------  ------  -------  -------  -------  -------
Less convertible mortgage
 premium/discount and financing costs:
    Premium/discount amortization                  0       0       0      121    8,547    9,872      743
    Financing costs amortization                   0       0       0    1,730   42,376   35,532    1,251
                                               -----  ------  ------  -------  -------  -------  -------
        Adjustments to fixed charges               0       0       0    1,850   50,923   45,404    1,994
                                               -----  ------  ------  -------  -------  -------  -------
Total adjusted fixed charges                   $ 682  $2,448  $5,101  $ 8,486  $21,014  $ 7,046  $18,822

Ratio of earnings to adjusted fixed charges
 (and ratio of earnings to adjusted fixed
 charges and preferred stock dividends)         0.97    0.97    1.14     1.07     0.38     0.51     0.65
                                               -----  ------  ------  -------  -------  -------  -------